Exhibit 10.8

STRICTLY CONFIDENTIAL

AMENDMENT N°2 TO PHARMACEUTICAL DEVELOPMENT*

AGREEMENT

BETWEEN

BEAUFOUR IPSEN INDUSTRIE S.A.S., a French corporation incorporated under the laws of France, located at rue d’Ethe Virton, 28100, France, duly represented by Jean-Pierre Dubuc, President,

hereinafter referred to as “Ipsen”, on the one hand,

AND

RADIUS HEALTH Inc., a United States corporation incorporated under the laws of the State of Delaware, United States, with its principal office at 300 Technology Square-5th Floor, Cambridge, MA, USA and formerly known as Nuvios, Inc., duly represented by Richard Lyttle, Chief Executive Officer, hereinafter referred to as “Radius”, on the other hand.

WHEREAS

A.                                   Ipsen and Radius are parties to that certain License Agreement dated September 27, 2005 (the “License Agreement”).

B.                                     Within the framework of the License Agreement, Ipsen and Radius have entered into a pharmaceutical development agreement to develop a multidose injection for BIM 44058 dated as of January 2, 2006 (the “Pharmaceutical Development Agreement”) pursuant to which Ipsen performs certain research and development tasks and activities in view of developing a new formulation of Licensed Compound and/or Licensed Product.

C.                                     Ipsen and Radius have decided to further extend the duration and the scope of the Work Plan and to provide for the consideration relating to such an extension under an amendment to the Pharmaceutical Development Agreement ( “Amendment n°1”).

D.                                    Radius has requested, and Ipsen had agreed to manufacture some further stability batches and therefore to further extend the duration and the scope of the Work Plan under a second amendment to the Pharmaceutical Development Agreement (this “Amendment n°2”).

NOW, THEREFORE, in consideration of the premises and the performance of the covenants herein contained, IT IS AGREED AS FOLLOWS:

1.                                      In this Amendment n°2, unless otherwise expressly provided herein, the capitalized words and phrases shall have the same meaning as in the Pharmaceutical Development Agreement and in Amendment n°1.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

2.                                      The May 31, 2007 deadline agreed upon for the performance by Ipsen or its subcontractors of all the work set out in the Extended Work Plan further to Amendment n°1 and its payment by Radius, is extended to December 31, 2012.

For sake of clarity, any reference to the date of December 31, 2006 in Article 10 of the Pharmaceutical Development Agreement and May 31, 2007 in the Amendment n°1 which relates to the performance of the Original Work Plan and the Extended Work Plan shall be replaced by and extended to December 31, 2012. The budget agreed upon in respect to all the work described in the Original Work Plan and the Extended Work Plan shall remain unchanged, except for the over overrun of €98,000 approved by Radius in Q4, 2006.

3.                                      The Work Plan is amended so as to include the work described in Appendix A to this Amendment n°2 (the “Second Extended Work Plan”). For clarity, all references to the Work Plan in the Pharmaceutical Development Agreement shall be deemed to include all work described in the Extended Work Plan, the Second Extended Work Plan as well as the work described in the Original Work Plan. Should Radius wish Ipsen to perform any other work in addition to the activities described in the Second Extended Work Plan, Radius and Ipsen shall enter into a new agreement or amendment.

4.                                      Timelines described in Appendix A are subject to the execution by Ipsen of an amendment to its existing agreement with Vetter.

5.                                      Activities related to the manufacture of Phase III clinical batches by Vetter and tested by Ipsen in the Second Extended Work Plan as identified in paragraphs 2, 4, 5 of Appendix A shall not be commenced by Ipsen unless authorized in writing by Nick Harvey, Chief Financial Officer of Radius or other representative designated in writing by Radius.

6.                                      Payments:

(a)                                  Subject to any modification of the budget included in the Second Extended Work Plan to be prior agreed in writing by the parties by Mike Dey, Vice-President, Pharmaceutical Development for Ipsen and by Nick Harvey, Chief Financial Officer to Radius or by any other representative designated by the relevant Party, the total amount to be paid by Radius to Ipsen in connection with the research activities and tasks pursuant to the Second Extended Work Plan and this Amendment n°2 shall be as specified in the here aftached Appendix A. Such total amount includes all costs in connection with such research activities, including costs of materials, supplies, services, personnel, subcontractors and overhead, regardless of whether such research activities are performed by Ipsen or by a subcontractor or both. The budget included in the Second Extended Work Plan as described in Appendix A to this Amendment n°2 shows the breakdown by calendar quarter of such total amounts in Euros.

(b)                                 Ipsen shall invoice Radius no later than thirty (30) days after the end of each calendar quarter for the amount corresponding to actual FTE time spent as per

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timesheets incurred plus actual external cost bills received and approved by Ipsen during the elapsed quarter, as shall in each case be reported in reasonable detail on the invoice annex. Radius shall make payment of each invoice within thirty (30) days after receipt thereof in Euros.

(c)                                  Without the prior written consent of Radius, in no event shall Ipsen invoice Radius for an amount due in respect of any calendar year that is greater than the amount budgeted for such calendar year in the Second Extended Work Plan plus the ten percent (10%) limit defined in article 4(d) of this Amendment n°2. In addition, and notwithstanding anything expressed or implied in this Amendment n°2 to the contrary (including without limitation, the Second Extended Work Plan), in no event shall Radius have any obligation to make payments to Ipsen pursuant to this Amendment n°2 for any work done by Ipsen at any time after December 31, 2012 unless Radius shall have authorized in writing any such work.

Radius shall pay for all work in respect of which Ipsen has entered into legally binding commitments with subcontractors and which occurs before December 31, 2012, that may not be cancelled by Ipsen without incurring penalties, provided that all of such work is within the framework of the Second Extended Work Plan and the cost of such work is within the budget included in the Second Extended Work Plan.

The remaining samples from stability studies will be made available for Radius to ship to Radius nominated contract laboratory by December 31, 2012. Should Radius request in writing that Ipsen conduct work on Radius behalf, Ipsen will be under no obligation to conduct such work.

(d)                                 Should external costs incurred by Ipsen in relation to the performance of the activities described in the Second Extended Work Plan be more than as specified in Appendix A hereby attached for such activities, Radius shall reimburse Ipsen such additional costs up to a maximum of ten percent (10%) of the relevant annual amount described in Appendix A for the performance of the specific tasks that resulted in such additional costs. In addition, should internal costs incurred by Ipsen in relation to performance of the Second Extended Work Plan be more than as specified in Appendix A due to an increase in the number of FTE’s required (but not the cost per FTE), Radius shall reimburse Ipsen such additional costs up to a maximum of ten percent (10%) of the relevant annual amount described in Appendix A for the performance of the specific tasks that resulted in such additional costs. In either case, any reimbursement of costs in excess of such percentage will have to be prior agreed by Radius and, in the absence of any such prior agreement by Radius, shall be the responsibility of Ipsen. Ipsen shall use all reasonable efforts to avoid any such cost overruns.

7.                                      This Amendment n°2 shall enter into force retroactively upon its signature as of January 1st, 2009 and shall remain in full force and in effect until complete performance of the

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Second Extended Work Plan or termination of the Pharmaceutical Development Agreement in accordance with its terms.

8.                                      All other terms and conditions of the Pharmaceutical Development Agreement shall remain in full force and effect and shall apply to this Amendment n°2 which is made part of the Pharmaceutical Development Agreement.

9.                                      This Amendment n°2 shall be governed by, interpreted and construed in accordance with the laws of the State of New York, U.S.A., without regard to the conflicts of law principles, and shall not be governed by the United Nations Conventions of International Contracts on the Sale of Goods (the Vienna Convention).

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment n°2 to be duly executed by their respective duly authorized representatives:

Date: January 30, 2009	Date: January 17, 2009

SIGNED by B.N. HARVEY	SIGNED by Jean-Pierre Dubuc
CFO

/s/ B.N. Harvey	/s/ Jean-Pierre Dubuc
on behalf of	as President of
RADIUS HEALTH Inc.	BEAUFOUR IPSEN INDUSTRIE S.A.S.

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APPENDIX A

CMC Activities for BA058
Phase III
Radius / Ipsen

1 Stability Batches at Vetter

•                  Component Supply for 1.5ml Cartridge with new crimp cap + current bromobutyl stopper

•                  Stoppers available as standard stock item in Vetter.

•                  Standard RTS crimp caps require 12-14 weeks delivery; as already ordered, estimated delivery date week commencing 26th Jan 2009

•                  Machinability test (cartridges fill with new crimp caps and maximum filling volume and dimensional limits) Project work = [*]€

•                  Stability Batches Scheduled at Vetter in March 2009

•	BA058 placebo
•	BA058 2mg/ml solution	3,500 cartridges / batch
•	BA058 1mg/ml solution

Uses same equipment as used in Ph III
Manufacturing starting date		March 09
Stability studies start		April 2009

•                  Costs and Timings

Cartridge fill volume will be increased to maximum, to increase assurance of delivering 28 doses from each cartridge

Filling Stability/Technical batches	€ [*]

From €[*] for placebo & [*]€ for stability batches 1&2mg/ml, + [*]€ project management, microbiological validation [*]€, Closure container integrity test [*]€.

2 Clinical Batches 1.5 ml Cartridges

•                  Manufacturing of 3 Clinical Batches by Vetter and Tested by lpsen

•                  BA058 placebo

•                  BA058 2mg/ml solution 5,000 cartridges / batch

•                  BA058 1mg/ml solution

•                  Planned in May 2009 :

•                  Clinical studies start in July 2009

•	Costs	€ [*]

•                  From [*] per lot + [*]€ project management costs

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

3 Stability Testing of Phase III Preparation Lots

Activities	Duration	FTE*	FTE cost, (k€)**	External cost (k€)
Formulation and Process Development
New crimp caps Supply	14 weeks	—	[*]	[*]
Sterile filtration validation with new API (Millipore)	4 months	F: [*] A: [*]	[*]	[*]
Stability Studies
Machinability test & project work	1 month	—	[*]	[*]
36-month ICH stability study (2 active + 1 placebo): manufacturing + stab study at 5°C for 36months & 25°C for 6 months & stab-in-use + Mixing study, filtration trials (Vetter) + µbio validation	43 months (including agreement) Final time point: 05/2012	F: [*] A: [*] µ: [*]	[*]	[*]
	TOTAL		590	320

* F: formulation - A: Analytical - µ: Microbiology

** FTE rates of €[*] per year

4 Testing of Ph III Supplies

Activities	Duration	FTE*	FTE cost, (k€)**	External cost (k€)
Clinical Supply
Phase III clinical batches manufacturing + release (2 active + 1 placebo)	9 months (including agreement)	F: [*] A: [*] µ: [*]	[*]	[*]
Re-assay program to verify stability	36months	A: [*] µ: [*]	[*]	[*]
IND	3 months	F: [*]	[*]	[*]
Project Management	—	F: [*]	[*]	[*]
		TOTAL	455	218
673

* F: formulation - A: Analytical - µ: Microbiology

** FTE rates of €[*] per year

5 Phasing of Costs for Ph III Program

BA058 Phase III Quarterly breakdown for work plan activities

Drug Substance & Drug Product Program

	2009				2010				2011				2012
In €000	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Total

External costs	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	540

Internal costs	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	1,043

Total costs/Quarter	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	1,583

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

Total cost/year	1,182	173	136	92	1,583

API costs not included; API is supplied by Radius

6 API needed for Drug Product development activities

•                  Estimation based on available BA058 API available in stock on September, 2008

Activities	Units manufactured	API (pure) needed	API batch #
Stability studies (ICH Current Formulation with new crimp caps [*]mg/ml & [*]mg/ml	4,000 cartridges as 1 x 4,000 ea of 2mg/ml, 1mg/ml & placebo	[*]g + [*]g = [*]g	Lonza API in final cartridge CC and stopper at Vetter at scale for Ph III
Optimize/Validate analytical Method	/	[*] g	M12507 (Ipsen batch)
Finalise API methods	/	[*]g	Lonza API
Sterile filtration validation	3,000mL	[*]g	Lonza API to mimic Ph III process
Clinical batches for Ph III Made to a suitable Validation protocol & to provide stability lots for long-term storage	1 x 5,000 cart x 2mg/m1 + 1 x 5,000cart x 1mg/m1+1 x 5,000cart x placebo	(GMP batch) [*]g [*]g [*]g	Two strength to be manufactured at Vetter at Ph III scale 1st lots mid 2009 2nd lots end 2009 3rd lots early 2010

• Total new API needed for Phase III activities = 96 g (pure peptide)

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.